Exhibit 10.2

INVESTOR RIGHTS AGREEMENT

This INVESTOR RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of October 23, 2023, by and between HUMBL, Inc., a Delaware corporation (the “Company”), and Sartorii, LLC, a Delaware limited liability company (the “Investor”) (individually a “Party” and collectively the “Parties”).

RECITALS:

WHEREAS, the Investor is acquiring 8,775 shares of the Company’s Series C Convertible Preferred Stock (the “Series C Preferred Stock”) pursuant to the terms of an Exchange Agreement dated October 23, 2023, by and among the Company and the Investor (the “Purchase Agreement”); and

WHEREAS, in order to induce the Investor to enter into the Purchase Agreement, the Company hereby agrees that this Agreement shall govern certain rights of the Investor including the right to cause the Company to register shares of common stock issuable to the Investor upon conversion of the Series C Preferred Stock, the right to access similar benefits offered to subsequent investors with convertible share rights, and certain other matters as set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and other consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereto agree as follows:

AGREEMENT:

1. Definitions. For purposes of this Agreement:

1.1 “Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

1.2 “Board of Directors” means the board of directors of the Company.

1.3 “Closing” has the meaning provided in the Purchase Agreement.

1.4 “Common Stock” means the common stock of the Company and any other common equity securities issued by the Company (whether voting or non-voting).

1.5 “days” refer to calendar days unless otherwise specified.

1.6 “Demand Registration” means a process initiated by the Investor, as provided in Section 2.1 of this Agreement, whereby the Investor submits a request to the Company, expressing the desire to register the Registrable Securities with the SEC.

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1.7 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.8 “Person” means any individual, corporation, partnership, trust, limited liability company, association, or other entity.

1.9 “Prospectus” means the prospectus or prospectuses included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

1.10 “Registrable Securities” means (a) any shares of Common Stock held by the Investor that is issuable upon conversion of the Series C Preferred Stock, and (b) any shares of Common Stock issued or issuable with respect to any shares described in subsection (a) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization (it being understood that for purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a Registration Statement covering such securities has been declared effective by the SEC and such securities have been disposed of pursuant to such effective Registration Statement, (ii) such securities are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met, (iii) such securities are otherwise transferred and such securities may be resold without subsequent registration under the Securities Act, or (iv) such securities shall have ceased to be outstanding.

1.11 “Registration Statement” means any registration statement registering the securities of the Company under the Securities Act. which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments, and supplements to such Registration Statement, including post-effective amendments, all exhibits, and all materials incorporated by reference in such Registration Statement.

1.12 “SEC” means the Securities and Exchange Commission.

1.13 “Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.14 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.15 “Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities, and any fees and disbursements to Investor’s counsel.

1.16 “Uplist” means when the Company is listed for trading on a U.S. national securities exchange, including but not limited to the New York Stock Exchange, the NASDAQ Stock Market, or any other national exchange recognized by the relevant regulatory authorities.

1.17 “Variable Rate Transaction” has the meaning provided in Section 7.

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2. Registration Rights

2.1. Concurrently with the Uplist or at any time after the consummation of the Uplist, unless the Registrable Securities are eligible for legend removal pursuant to Rule 144 at such time (as further set forth in Section 3), the Investor may request registration under the Securities Act of all of the Registrable Securities on a Registration Statement. The Company shall then cause a Registration Statement to be filed and shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective by the SEC as soon as practicable thereafter. The Company shall not be required to effect a registration of the Registrable Securities more than once, and the Investor agrees and acknowledges that it shall only be allowed one Demand Registration for not less than ALL of the Registrable Securities held by Investor subject to one Company delay period in processing the demand or any cutbacks from any underwriter associated with the Registration Statement, if any, and as further set forth in Sections 2.2 and 2.3.

2.2. The Company may postpone for up to 120 days the filing or effectiveness of a Registration Statement for a Demand Registration if the Board of Directors determines in its good faith judgment that such Demand Registration would (i) materially interfere with a significant acquisition, corporate organization or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act; provided, that in such event the Investor shall be entitled to withdraw the Demand Registration and, if such request is withdrawn, such Demand Registration shall not count against the Investor as a complete and effective Demand Registration. Following the withdrawal of the request, the Investor shall be entitled to resubmit a Demand Registration in respect of the Registrable Securities in accordance with the provisions of this Agreement.

2.3. If the Investor elects to distribute the Registrable Securities in an underwritten offering, the Investor shall inform the Company of this election in its request for registration made pursuant to Section 2.1. Investor may not participate in any registration hereunder which is underwritten unless Investor (a) agrees to sell Investor’s securities on the basis provided in any underwriting arrangements approved by the Investor; (b) agrees to any reduction in the number of shares suggested by any underwriter to be included in a registration under a Registration Statement; and (c) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

3. Termination of Registration Rights. The Investor shall not be entitled to exercise any right provided in this Agreement with respect to the Registrable Securities (i) after the date on which the Registrable Securities has been registered under a Registration Statement filed in accordance with this Agreement or (ii) if all Registrable Securities held by the Investor (and any Affiliate of the Investor with whom the Investor must aggregate its sales under Rule 144) can be sold without registration in compliance with Rule 144 under the Securities Act.

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4. Registration Procedure. If and whenever the Investor requests that any Registrable Securities be registered pursuant to the provisions of this Agreement, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof with the assessment of reasonableness made by both parties hereto.

5. Expenses. All expenses (other than Selling Expenses) incurred by the Company in complying with its obligations pursuant to this Agreement and in connection with the registration and disposition of Registrable Securities, including, without limitation, all registration and filing fees, underwriting expenses (other than fees, commissions or discounts), expenses of any audits incident to or required by any such registration, fees and expenses of complying with securities and “blue sky” laws, printing expenses, and fees or expenses of the Company’s counsel and accountants, shall be paid by the Company. All Selling Expenses relating to Registrable Securities registered pursuant to this Agreement shall be borne and paid by the Investor.

6. Leak Out and Maximum Sale. For a one-year period following the consummation of the Uplist (the “Leak-Out Period”), the Investor agrees that the maximum aggregate number of Common Stock that all holders of the Series C Preferred Stock may sell in each calendar month, as a group, shall be limited to one-twelfth (1/12th) of the total number of Common Stock that was automatically converted at the time of the Uplist. The calculation of the maximum number of shares the Investor can sell shall be based on the total number of Common Stock resulting from the automatic conversion, as set forth and provided for in the Certificate of Designation of the Series C Preferred Stock. The Investor agrees to consider prevailing market conditions and the potential impact on the Company’s stock price when determining the timing and quantity of shares to sell during the Leak-Out Period. Following the expiration of the Leak-Out Period, there shall be no restrictions on the sale or transfer of the Common Stock held by the Investor, and the Investor shall be free to sell, transfer, or otherwise dispose of its shares.

7. Variable Rate Transactions. From the Closing until the consummation of the Uplist, the Company shall be prohibited from effecting or entering into a Variable Rate Transaction (except for issuances to the Investor or its affiliates). For the purpose of this Section, a “Variable Rate Transaction” means a transaction in which the Company issues or sells any debt securities that are convertible into Common Stock either (i) at a conversion price that is based upon and/or varies with the trading prices for the shares of Common Stock at any time after the initial issuance of such securities; or (ii) with a conversion price that is subject to being reset at some future date after its initial issuance or upon the occurrence of specified events related to the business of the Company or the market for the Common Stock.

8. Availability of Rule 144. With a view to making available to the Investor the benefits of Rule 144 under the Securities Act and any other rule or regulation of the SEC that may at any time permit the Investor to sell securities of the Company to the public without registration or pursuant to a Registration Statement, the Company shall use best efforts to file with the SEC in a timely manner all required reports under Sections 13 or 15(d) of the Exchange Act, if the Company is then subject to such reporting requirements.

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9. Most Favored Nation. From the later of the (i) consummation of the Uplist and (ii) the one year anniversary of the Closing, if the Company offers or grants to a purchaser or investor any rights or preferences in any subsequent issuance of securities convertible into Common Stock, which rights or preferences are more favorable than those granted to the Investor in this Agreement (collectively, the “Benefit”), the Company agrees to notify the Investor of the Benefit within ten days of the grant of the Benefit to such purchaser. Upon receiving the Company’s notification, the Investor shall have a period of ten days to notify the Company of its desire to receive the Benefit. Where the Investor provides the Company with a timely notice of its desire to receive the Benefit, this Agreement shall be deemed amended and modified in an economically and legally equivalent manner such that the Investor shall receive the Benefit. The Investor acknowledges and agrees that failure to provide timely notice within the stipulated ten day period shall be deemed a waiver of the Investor’s right to receive the Benefit.

10. Confidentiality. The Investor agrees to keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor or make decisions with respect to its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a Registration Statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section by the Investor),(b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that the Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent reasonably necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from the Investor, if such prospective purchaser agrees to be bound by the provisions of this Section; (iii) to any existing or prospective Affiliate, partner, member, stockholder, or wholly owned subsidiary of the Investor in the ordinary course of business, provided that the Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, regulation, rule, court order or subpoena, provided that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

11. Miscellaneous

11.1. Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by the Investor to a transferee of Registrable Securities that is (i) a subsidiary, parent, current or former partner, current or former limited partner, current or former member, current or former manager or stockholder of the Investor, or (ii) an entity controlling, controlled by or under common control with the Investor, including without limitation a corporation or limited liability company that is a direct or indirect parent or subsidiary of the Investor; provided, however, that the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

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11.2. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

11.3. Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

11.4. Notices.

Any notice, request, instruction, or other document required by the terms of this Agreement, or deemed by any of the Parties hereto to be desirable, to be given to any other Party hereto shall be in writing and shall be given by personal delivery, overnight delivery, mailed by registered or certified mail, postage prepaid, with return receipt requested, or sent by electronic mail (with receipt confirmed) to the addresses of the parties as follows:

If to Investor:	To the address previously provided to
Company by Investor.

If to Company:	HUMBL, Inc.
Attn: Brian Foote
101 W. Broadway, Suite 1450,
San Diego, California 92101
Email: brian@humbl.com

with a copy to:	FitzGerald Kreditor Bolduc Risbrough LLP
Attn: Lynne Bolduc
2 Park Plaza, Suite 850
Irvine, CA 92614
lbolduc@FKBRLegal.com

The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. If notice is given by personal delivery or overnight delivery in accordance with the provisions of this Section, such notice shall be conclusively deemed given at the time of such delivery provided a receipt is obtained from the recipient. If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given upon receipt and delivery or refusal. If notice is given by electronic mail transmission in accordance with the provisions of this Section, such notice shall be conclusively deemed given at the time of delivery if between the hours of 9:00 a.m. and 5:00 p.m. Pacific time on a business day (“business hours”) and if not during business hours, at 9:00 a.m. on the next business day following delivery, provided a delivery confirmation is obtained by the sender.

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11.5. Amendments. Any term of this Agreement may be amended, modified, or terminated only with the written consent of the Company and the Investor.

11.6. Waiver. No waiver of any of the provisions of this Agreement will be deemed, or will constitute, a waiver of any other provision, whether or not similar. No waiver will constitute a continuing waiver. No waiver will be binding unless executed in writing by the party charged with the waiver. Failure by either party to exercise any right hereunder shall not operate or be construed as a waiver of any breach of that right or a waiver of any other right.

11.7. Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

11.8. Entire Agreement. This Agreement, together with the Purchase Agreement and any related exhibits and schedules thereto, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. Notwithstanding the foregoing, in the event of any conflict between the terms and provisions of this Agreement and those of the Purchase Agreement, the terms and conditions of this Agreement shall control.

11.9. Dispute Resolution.

a) Governing Law. This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of California including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.

b) Exclusive Jurisdiction and Venue. The parties agree that the state and federal courts in the County of Orange, State of California shall have sole and exclusive jurisdiction and venue for the resolution of all disputes arising under the terms of this Agreement and the transactions contemplated herein.

c) Attorneys’ Fees. In the event any party hereto shall commence legal proceedings against the other to enforce the terms hereof, or to declare rights hereunder, as the result of a breach of any covenant or condition of this Agreement, the prevailing party in any such proceeding shall be entitled to recover from the losing party its costs of suit, including reasonable attorneys’ fees, as may be fixed by the court.

d) Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or non-defaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

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IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first written above.

COMPANY:

HUMBL, INC.,
a Delaware corporation

By:
Jeffrey Hinshaw
Chief Financial Officer

INVESTOR:

SARTORII, LLC,
a Delaware limited liability company

By:
Stephen Foote
Manager